Exhibit 21.1

SEALY CORPORATION SUBSIDIARIES

AS OF FEBRUARY, 2003

SEALY CORPORATION

SEALY MATTRESS COMPANY

SEALY, INC.

SEALY MATTRESS COMPANY OF PUERTO RICO

OHIO-SEALY MATTRESS MANUFACTURING CO., INC.

OHIO-SEALY MATTRESS MANUFACTURING CO.

SEALY MATTRESS COMPANY OF MICHIGAN, INC.

SEALY MATTRESS COMPANY OF KANSAS CITY, INC.

SEALY OF MARYLAND AND VIRGINIA, INC.

SEALY MATTRESS COMPANY OF ILLINOIS

SEALY MATTRESS COMPANY OF ALBANY, INC.

SEALY OF MINNESOTA, INC.

SEALY MATTRESS COMPANY OF MEMPHIS (Closed Plant)

NORTH AMERICAN BEDDING COMPANY

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP

SEALY MATTRESS MANUFACTURING COMPANY, INC.

SEALY REAL ESTATE, INC.

SEALY TEXAS MANAGEMENT, INC.

SEALY TEXAS HOLDINGS LLC

SEALY TEXAS LP

SEALY TECHNOLOGY LLC

WESTERN MATTRESS COMPANY

SEALY CANADA, LTD.

GESTION, INC.

MATTRESS HOLDINGS INTERNATIONAL B.V.

SAPSA NEDERLAND B.V.

SEALY KOREA, INC.

SEALY MATTRESS COMPANY MEXICO S. de R.L. de C.V.

Sealy Servicios de Mexico S.A. de C.V.

Sealy Colchones de Mexico S.A. de C.V.

SEALY DESCANSO S.A.

MATTRESS HOLDINGS INTERNATIONAL LLC

A. BRANDWEIN & COMPANY

ADVANCED SLEEP PRODUCTS

SEALY COMPONENTS-PADS, INC.

SEALY MATTRESS CO. OF S.W. VIRGINIA